June 25, 2026
NeoGenomics Appoints Carolyn Starrett to its Board of Directors
FORT MYERS, Fla.--(BUSINESS WIRE)-- NeoGenomics, Inc. (NASDAQ:NEO), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced the appointment of Carolyn Starrett to its Board of Directors.
Ms. Starrett brings over 25 years of commercial, product, and operations experience at data and technology companies and a deep understanding of AI and data insights in cancer care and research. She spent the last ten years from 2016 to 2026 at Flatiron Health serving in a variety of executive roles and ultimately leading the company as CEO and Board Director from April 2021 to September 2025. She is currently the President of Starrett Advisory, an independent consulting and strategic advisory firm, working with clients on strategic topics at the intersection of healthcare delivery, drug development, data, and AI.
“We are very excited to welcome Carolyn to the NeoGenomics board,” said Lynn Tetrault, Chair of the Board of NeoGenomics. “Carolyn’s experience using real-world data and analytics to help accelerate improvements in cancer care and treatment will serve us well as we continue to expand our portfolio and impact for cancer patients. I look forward to her insights and guidance.”
Ms. Starrett served as a Board Director at Foundation Medicine from 2021-2024. Prior to joining Flatiron, Ms. Starrett held several leadership roles at a predictive analytics company and led strategy and transformation efforts with healthcare and technology companies as a principal with Boston Consulting Group. She holds an MBA from the Kellogg School of Management at Northwestern University and a bachelor's degree from Brown University.
“I am honored to join NeoGenomics’ board at an exciting time in the company’s evolution,” said Ms. Starrett. “Neo’s growing portfolio of oncology diagnostics – paired with the new possibilities and insights enabled by AI – create a real opportunity to improve cancer care for patients, and I look forward to contributing to this next phase of innovation.”
About NeoGenomics
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to deliver timely, actionable insights that guide personalized care decisions. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-

accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, England.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding the Company’s strategy, planned future operations and development plans and initiatives, as well as the timing, outcome and potential for its offerings to deliver higher sensitivity results with faster turnaround times compared to currently available assays, and the potential impact on clinical treatment and patient prognosis. Applicable risks and uncertainties include, among others, the Company’s ability to successfully complete development of and to offer new types of tests, to execute on its strategic priorities and to otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Media Contact
Andrea Sampson asampson@sampsonprgroup.com

Investor Contact
InvestorRelations@neogenomics.com
Source: NeoGenomics, Inc.